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                                                                   EXHIBIT 10.21


                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Second Amended and Restated Loan and Security Agreement ("Agreement") is made and entered into on March 20, 2001 by and between FormFactor, Inc., a Delaware corporation ("Borrower"), and Imperial Bank, a California banking corporation ("Lender"). Except as otherwise defined herein, initially capitalized terms used in this Agreement have the meanings assigned to them in Appendix A attached hereto.

      Borrower and Lender entered into an Amended and Restated Loan and Security Agreement dated July 7, 2001 ("Prior Agreement") and hereby agree that the Prior Agreement is amended and restated in full on the terms and conditions contained herein.

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender shall make the Loans to Borrower in an aggregate amount up to US$16,000,000 as set forth below.

            In consideration of the mutual covenants and conditions hereof, the parties agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

      1.1   REVOLVING LINE OF CREDIT COMMITMENT.

            1.1.1 REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, from time to time from the Closing Date to April 30, 2002 (the "Maturity Date"), Lender shall, upon Borrower's request in accordance with this Agreement, make advances (each a "Revolving Loan" and collectively, the "Revolving Loans") to Borrower in an aggregate amount outstanding not to exceed at any one time $12,000,000, the "Maximum Revolving Amount", the proceeds of which shall be used by Borrower only for short term working capital requirements and the issuance of Letters of Credit (as defined below). Revolving Loans may be repaid and reborrowed, subject to the terms and conditions hereof including the provisions of the LIBOR Addendum, provided that the outstanding principal amount of all Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

            1.1.2 LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to availability of Revolving Loans and subject to the terms and conditions of this Agreement, from time to time from the Closing Date to the Business Day immediately prior to the Maturity Date, Lender shall issue for the account of Borrower such standby letters of credit (each a "Letter of Credit," and collectively, the "Letters of Credit") as Borrower may request, which requests shall be made by delivering to Lender a duly executed letter of credit application on Lender's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $4,000,000 in the aggregate (the "Letter of Credit Sublimit"), (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating the availability of Revolving Loans. Each Letter of Credit shall have an initial maturity not to exceed 365 days from the issuance date and shall be renewable annually for another year unless at least
60 days prior to the then current maturity date the Lender gives notice to the beneficiary that the Letter of
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Credit will not be renewed, provided, however, that the maximum maturity date of any Letter of Credit shall not be more that eight (8) years from its issuance date. All Letters of Credit shall be in form and substance acceptable to Lender in its sole discretion and shall be subject to the terms and conditions of Lender's form application and letter of credit agreement and such other agreements as are required by Lender. Borrower shall pay all usual issuance and other fees that Lender notifies Borrower it will be charged for issuing and processing Letters of Credit for Borrower. The standard bank fees related to issuing and processing Letters of Credit are as follows:

  -   Processing fee:               $250
  -   Applicable Annual Fee if cash collateralized Letter(s) of Credit:
      1% of the letter of credit amount
  -   Applicable Annual Fee if Letter(s) of Credit is not cash collateralized:
      1.25% of the letter of credit amount.

            1.1.3 REVOLVING NOTE. The interest rate, payment terms, maturity date and certain other terms of the Revolving Loans shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time, but which shall be substantially identical in material terms and substance to the form attached hereto as Schedule 1.1.3.

      1.2 CONVERTING NON-REVOLVING EQUIPMENT LINE OF CREDIT COMMITMENT.

            1.2.1 CONVERTING NON- REVOLVING EQUIPMENT LINE OF CREDIT. Subject to the terms and conditions of this Agreement, from time to time from the Closing Date to the Revolving Line of Credit Maturity Date ("Maturity Date"), Lender shall, upon Borrower's request in accordance with this Agreement, make advances (each a "Converting Non-Revolving Loan," and collectively, the "Converting Non-Revolving Loans") to Borrower in an aggregate amount not to exceed $2,000,000, the proceeds of which shall be used by Borrower only for equipment expenditures. Subject to all of the limitations, terms and conditions contained herein or in the promissory note representing the Converting Non-Revolving Loans, Borrower may, from time to time through the Maturity Date, borrow, repay its outstanding borrowings in part or in whole, but may not reborrow any amount of the Converting Non-Revolving Loans so repaid. From and after the Maturity Date any amounts repaid may not be reborrowed.

            1.2.2 REQUESTS FOR CONVERTING NON-REVOLVING EQUIPMENT ADVANCES. Each request for a Converting Non-Revolving Loan made for Equipment acquisitions hereunder shall be in writing, duly executed by Borrower in form satisfactory to Lender, and shall be irrevocable upon receipt by Lender. Each such notice shall be received by Lender no later than 3:00 p.m. Pacific time (1) Business Days prior to the date on which the requested Converting Non-Revolving Loan is to be made. Converting Non-Revolving Loans shall only be used to purchase Equipment approved by Lender from time to time, and shall be limited to 100% of the invoice amount for such Equipment approved by Lender, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs.

            1.2.3 CONVERSION OF NON-REVOLVING EQUIPMENT LOANS. On April 30, 2002, the outstanding amount of all Converting Non-Revolving Loans shall be converted to a term loan payable in 48 equal principal payments, due on the last day of each month, plus interest.


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      1.3 CONVERTING NON-REVOLVING NOTE. The interest rate, payment terms, maturity date and certain other terms of the Converting Non-Revolving Loans and each term loan conversion thereof in accordance with subsection 1.2.3 hereof shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time but which shall be substantially identical in material terms and substance to the form attached hereto as Schedule 1.3.

      1.4 TERM LOAN COMMITMENT.

            1.4.1 TERM LOAN. Subject to the terms and conditions of this Agreement, Lender shall make available to Borrower a term loan (the "Term Loan") on the Closing Date in the amount of $2,000,000, the proceeds of which shall be used only for consolidating existing terms loans from the Bank to the Borrower and to refund other long term debt of the Borrower, which it previously retired in the amount of approximately $886,714.

            1.4.2 TERM LOAN NOTE. The interest rate, payment terms, maturity date and certain other terms of the Term Loan shall be contained in a promissory note dated the date of this Agreement, as such may be amended or replaced from time to time, but which shall be substantially identical in material terms and substance to the form attached hereto as Schedule 1.4.2.

      1.5 MERCHANT SERVICES, CORPORATE CREDIT CARDS. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards and merchant services from Lender (collectively the "Credit Card Services"). The aggregate limit of the corporate credit cards plus any amounts that may become due or owing to Lender in connection with the Credit Card Services shall not exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate at any one time. The terms and conditions (including fees and repayment) of such Credit Card Services shall be subject to the terms and conditions of the Lender's standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute, and copies of which are attached hereto as
Schedule 1.5. Lender's obligations hereunder shall terminate in accordance with such applications and agreements.

      1.6 LATE CHARGE. If any installment payment, interest payment, principal payment or principal balance due under the Revolving Loans or any other payment due to Lender in connection with the Loan Account is delinquent 10 or more days after written notice to Borrower from Lender in accordance with the Notice provisions of this Agreement, in addition to and not in substitution of Lender's other rights and remedies with respect to such late payment, Borrower agrees to pay Lender a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment. All payments, at Lender's sole discretion, shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

      1.7 DEFAULT RATE. If an Event of Default occurs hereunder, then during the continuance thereof, at Lender's option, all Obligations shall bear interest at a rate equal to 5.00% per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate applicable immediately prior to any such occurrence.


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      1.8 LOAN FEE. In addition to any other amounts due or to become due under this Agreement concurrent with the execution hereof, Borrower shall pay to Lender the following fees:

            1.8.1 UNUSED COMMITMENT FEE. On the first day of each quarter during the term of this Agreement, an unused facility fee, payable in arrears in an amount equal to 0.25% per annum times the average available amount of the Revolving Loans (any amounts reserved for letters of credit will be included in used portion).

            1.8.2 DOCUMENTATION FEE, COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Lender documentation fee of $450, and all actual costs and expenses (other than attorneys' fees) incurred by Lender in the preparation of this Agreement, the other Loan Documents and the perfection of any security interest granted to Lender by Borrower; provided that Lender presents Borrower in advance with a written estimate of such costs and expenses which are anticipated to exceed $5,000, and does not exceed such written estimate by more than ten percent (10%).

      1.9 COLLECTION OF PAYMENTS. Borrower hereby authorizes Lender to collect all interest, fees, costs, or expenses due under this Agreement as follows:

            1.9.1 AUTOMATIC PAYMENTS. Borrower authorizes Lender to automatically deduct from Borrower's account number 18-064-065 with Lender, or any other account maintained by Borrower with Lender, the full amount thereof. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Lender shall not be obligated to advance funds to cover any such payment.

            1.9.2 OTHER PAYMENTS. Any such amounts not collected in accordance with the forgoing instructions may be paid in cash or deducted from loan proceeds; provided, however, that Lender shall not be obligated to advance funds to cover payment of any such amounts.

2.    CREATION OF SECURITY INTEREST

      2.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's security interests in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and shall constitute a valid, first priority security interest in Collateral acquired after the date hereof, other than Permitted Liens as shown on Schedule 2.1 attached hereto, and as that schedule may be amended form time to time hereafter by mutual consent, which consent on the part of Borrower and Lender shall not be unreasonably withheld.

      2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Lender, shall (a) endorse or assign such Negotiable Collateral to Lender, (b) deliver physical possession of such Negotiable Collateral to Lender, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to


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Lender (and in the case of Negotiable Collateral consisting of tangible Chattel
Paper, immediately mark all such Chattel Paper with a conspicuous legend in form and substance satisfactory to Lender), indicating that the Negotiable Collateral is subject to the security interest granted hereby.

      2.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time at the request of Lender, Borrower shall execute and deliver to Lender all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

      2.4 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right upon reasonable prior notice, from time to time during Borrower's usual business hours (or at any time and without notice required if an Event of Default has occurred and is continuing) but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. This right to inspect is conditional upon (i) the inspecting entities' execution of the Confidentiality Letter Agreement attached hereto as Schedule 2.4 ("Confidentiality Letter Agreement"); and (ii) the treatment of all information of Borrower's Books as confidential consistent with the Confidentiality Letter Agreement.

      2.5 BAILEES AND OTHER THIRD PARTIES IN POSSESSION. In the event that any Collateral is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Lender.

      2.6 CONTROL AGREEMENTS. Borrower shall cooperate with Lender in obtaining a control agreement in form and substance satisfactory to Lender with respect to all Deposit Accounts, electronic Chattel Paper, Investment Property, and Letter of Credit Rights.

3.    CONDITIONS PRECEDENT

      3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of Lender to make the initial Loan or issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Lender, of each of the following conditions on or before the Closing Date:

            3.1.1 PROMISSORY NOTE(S). Lender shall have received original, executed promissory note(s) as applicable, in form and substance satisfactory to Lender;

            3.1.2 FINANCING STATEMENT(S). Lender shall have received original, executed financing statement(s) executed by Borrower and any grantor of a security interest, in each case in form and substance satisfactory to Lender;

            3.1.3 SEARCH RESULTS. Lender shall have received Uniform Commercial Code and other public record searches with respect to Borrower and any grantor of a security interest, in each case in form and substance satisfactory to Lender;


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            3.1.4 DUE DILIGENCE. Lender shall have completed its due diligence requirements with respect to Borrower and each Guarantor, including audits, financial and legal survey, the results of which in each case shall be satisfactory to Lender in its sole discretion;

            3.1.5 INSURANCE. Borrower shall have delivered to Lender satisfactory evidence of insurance coverage required pursuant to that certain Agreement to Provide Insurance executed by Borrower, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, including, where required by Lender, certified copies of the policies of insurance therefor, together with endorsements thereto, and where required by Lender, with a Lenders Loss Payable Endorsement in favor of Lender as an additional loss payee thereunder, in form, substance, amount and covering risks satisfactory to Lender, and specifying that the insurer shall give Lender at least 30 days prior written notice of the cancellation of any such policies of insurance for any reason;

            3.1.6 ORGANIZATIONAL DOCUMENTS. Borrower shall have delivered to Lender copies of the charter/articles of incorporation or similar document, as the case may be, of Borrower, in each case in form and substance satisfactory to Lender;

            3.1.7 AUTHORIZATIONS. Certified copies of all action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents;

            3.1.8 GOOD STANDING. Good standing certificates from the appropriate secretary of state of the state in which any Borrower is organized and in each state in which it is required to be qualified to do business;

            3.1.9 EXECUTED AGREEMENT. Lender shall have received an original of this Agreement, duly executed by Borrower;

            3.1.10 CERTIFICATES OF TITLE. Lender shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

            3.1.11 COLLATERAL ACCESS AGREEMENTS. Lender shall have received such collateral access agreements from each lessor, warehouseman, bailee, and other Person as Lender may reasonably require;

            3.1.12 CONTROL AGREEMENTS. Lender shall have received such control agreements from each Person as Lender may reasonably require;

            3.1.13 PAYMENT OF ALL FEES AND EXPENSES. Lender shall have received payment of all fees payable on the Closing Date in accordance with the provisions of Article 1 hereof, together with all Lender expenses owing on the Closing Date;

            3.1.14 MATERIAL ADVERSE CHANGE. No event that has resulted or could reasonably be expected to result in a Material Adverse Change shall have occurred, as reasonably determined jointly by Lender after reasonable efforts by Lender to discuss the matter with Borrower.

            3.2 CONDITIONS PRECEDENT TO ALL LOANS. The following shall be conditions precedent to the obligation of Lender to make each Loan or issue each Letter of Credit hereunder:


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            3.2.1 BORROWING REQUEST. With respect to each Loan or other extension of credit hereunder, Lender shall have received a request for borrowing that complies with the applicable provisions of Article 1 hereof, and, with respect to each Letter of Credit, Lender shall have received an application for such Letter of Credit that complies with the applicable provisions of
Article 1 hereof;

            3.2.2 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such Loan or other extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            3.2.3 DEFAULTS. No Event of Default shall occur, or shall have occurred and be continuing, on the date of such extension of credit, nor shall either result from the making thereof.

4.    REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce Lender to enter into this Agreement and to make Loans or issue Letters of Credit, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete in all respects as of the Closing Date and at, and as of, the date of the making of each Loan or issuance of each Letter of Credit made thereafter (except to the extent that such representations and warranties relate solely to an earlier date):

      4.1 EXISTENCE AND RIGHTS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Delaware, which shall survive at least five years beyond the maturity of any Loans hereunder. Borrower is authorized and in good standing to do business in the state of its incorporation; Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary and where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change; and Borrower has the power and adequate authority to execute, deliver and perform this Agreement and the other Loan Documents. Borrower has no investment in any other business entity unless specified in writing to Lender;

      4.2 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require any registration with, consent or approval of, or notice to, or other action with or by, any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's charter/articles of incorporation, or similar document as the case may be, and this Agreement and each of the other Loan Documents is a valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally;

      4.3 NO CONFLICT. To the Borrower's knowledge, after due diligence, the execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with, and do not result in a breach or constitute a default under any agreement, contract, indenture, instrument or undertaking to which Borrower is a party, or by which it or any


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of its property may be bound or affected, and do not cause any Lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof. To the Borrower's knowledge, after due diligence, it is not in default under any agreement, contract, indenture, instrument or undertaking to which Borrower is a party or by which it may be bound, which default could result in a Material Adverse Change.;

      4.4 LITIGATION. There is no litigation or other proceeding pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower which if determined adversely to Borrower or its interest could result in a Material Adverse Change, and Borrower is not aware that it is in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority;

      4.5 FINANCIAL CONDITION. The consolidated balance sheet of Borrower as of December 30, 2000, and the related profit and loss statement for the period ended as of that date, a copy of which has heretofore been delivered to Lender by Borrower, and all other statements and data submitted in writing by Borrower to Lender in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement each fairly presents the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and has been prepared in accordance with GAAP. Since such date there have been no changes in the financial condition or business of Borrower that have resulted or could reasonably be expected to result in a Material Adverse Change. Borrower is not aware of any material liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into special commitments or substantial contracts that have resulted or could reasonably result in a Material Adverse Change;

      4.6 TITLE TO ASSETS. Borrower has the power and authority to transfer the Collateral, and Borrower has good and indefeasible title to the Collateral, which to the best of its knowledge after reasonable inquiry is free and clear of any Liens or restrictions, except for Permitted Liens;

      4.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address and the Federal Employer Identification Number is that set forth in Schedule 4.7 to this Agreement;

      4.8 SUBSIDIARIES. Borrower does not own any Stock, partnership interest or other equity securities of any Person that is a Subsidiary, other than those identified in Schedule 4.8 attached hereto;

      4.9 TAX STATUS. Borrower has filed or caused to be filed all tax returns required to be filed by Borrower, and has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits;

      4.10 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, trade secrets, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others;


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      4.11 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could result in a Material Adverse Change;

      4.12 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA. No Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan, or any other failure by Borrower to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could result in a Material Adverse Change;

      4.13 SOLVENCY, PAYMENT OF DEBTS. Borrower is solvent and able to pay its debts (including trade debts) as they mature. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower;

      4.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading;

      4.15 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a security interest which is enforceable against the Collateral in which Borrower now has rights and will create a security interest which is enforceable against the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights, and (ii) when financing statements in appropriate form are filed in the office of the Secretary of State of the State of California in accordance with the provisions of the California Uniform Commercial Code ("California UCC") and the equivalent code in effect in the State of Delaware ("Delaware Code"), this Agreement shall constitute a fully perfected security interest in all right, title and interest of the Borrower in such Collateral (other than intellectual property related collateral, e.g., patents, trademarks and copyrights, as to which Borrower covenants and agrees to not grant a security interest to any third party Person pursuant to Section 6.5 of this Agreement), in each case prior and superior in right to any other person to the extent perfection can be obtained by filing uniform commercial code financing statements in accordance with the California UCC and Delaware Code, other than with respect to the rights of persons to Permitted Liens as shown on
Schedule 2.1 attached hereto, and as that schedule may be amended from time to time hereafter by mutual consent, which consent on the part of Borrower and Lender shall not be unreasonably withheld;

      4.16 OTHER FINANCING STATEMENTS. Other than financing statements in favor of Lender and financing statements filed in connection with Permitted Liens, no effective financing statement naming Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and


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covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

5.    AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees that until the full and final payment of the Obligations and so long as Lender has any obligation to extend credit to Borrower, and unless Lender shall otherwise consent in writing, Borrower shall do each of the following:

      5.1 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises, qualifications, licenses, approvals and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and maintain and preserve its legal existence;

      5.2 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes specified in Article 1 hereof;

      5.3 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses or in the exercise of good business judgment, and as required by that certain Agreement to Provide Insurance executed by Borrower, with Lender to be shown as Lenders Loss Payee on such policies, and specifying that the insurer shall give Lender at least 30 days prior written notice of the cancellation of any such policies of insurance for any reason;

      5.4 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as: (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and
(b) Borrower shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto;

      5.5 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with GAAP; permit Lender's representatives to have access to, and to examine its properties, books and records in conformity to section 2.4, hereof. Borrower agrees to furnish to Lender the following:

            5.5.1 QUARTERLY FINANCIAL STATEMENT. As soon as available, and in any event within 45 days after and as of each fiscal quarter end the Borrower's consolidated balance sheet, profit and loss statement, reconciliation of Borrower's capital balance accounts and cash flow statement as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Lender, stating in comparative form the figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with GAAP by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end adjustments required by fiscal year end statements not published prior to the date of such statement;

            5.5.2 ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within 120 days after and as of the close of each fiscal year of Borrower, a consolidated report of audit of Borrower, all in reasonable detail and reasonably acceptable to Lender, stating in comparative form the figures for the corresponding date and period in the preceding fiscal year, prepared on an audit basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Lender, in accordance with GAAP and certified by an appropriate officer of Borrower. Lender agrees that as of the date of this Agreement PriceWaterhouseCoopers is an acceptable independent certified public accountant;

            5.5.3 COMPLIANCE CERTIFICATE. Concurrently with the submission of each financial statement of Borrower, a certificate signed by chief financial officer of Borrower (in the form of Exhibit 5.5.3 attached hereto, "Compliance Certificate"), stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

            5.5.4 OTHER INFORMATION. Such other information relating to the affairs of Borrower as Lender may reasonably request from time to time. This right to information is conditional upon Borrower's consent, which Borrower agrees will not be unreasonably withheld, provided that upon the occurrence and continuance of an Event of Default, Borrower's consent will not be required;

      5.6 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, shall occur with respect to any such plan;

      5.7 LAWS. At all times comply with, or cause to be complied with, all laws, statues, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business;

      5.8 COMPLIANCE WITH GAAP. All information used in and the calculation of Borrower's compliance with all financial covenants hereunder shall be based on and in accordance with GAAP;

      5.9 OPERATING ACCOUNTS. Maintain, or cause to be maintained, on deposit with Lender, non-interest bearing demand deposit balances sufficient to compensate Lender for all services provided to Borrower by Lender. All deposit balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies therein shall be charged directly to Borrower on a monthly basis;

      5.10 NOTICES. Promptly notify Lender in writing of (i) the occurrence of any Event of Default hereunder or any event that, upon notice or upon notice and the lapse of time specified herein, would be an Event of Default under this Agreement or under any other Loan Document; (ii) all litigation affecting Borrower where the amount is $100,000 or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or could result in a Material Adverse Change.

6.    NEGATIVE COVENANTS OF BORROWER

Borrower agrees that until the full and final payment of the Obligations and so long as Lender has any obligation to extend credit to Borrower, and unless Lender has consent in writing, Borrower shall not do any of the following:

      6.1 TYPE OF BUSINESS. Make any substantial change in the character of its business;

      6.2 CHANGE OF NAME. Change its legal name, trade names, or trade styles (a name under which Borrower has conducted all or part of its business) or add any new trade names or trade styles unless (i) Borrower gives Lender 30 days' prior written notice thereof, and (ii) Borrower executes and delivers such additional agreements, instruments and documents as Lender shall reasonably require to maintain Lender's perfected security interests in the Collateral;

      6.3 CHANGE OF STATE OF INCORPORATION. Change its state of incorporation or formation;

      6.4 OUTSIDE INDEBTEDNESS. Except for Permitted Indebtedness, create, incur, assume or permit to exist any indebtedness (other than lease obligations but including sale and lease back transactions) for borrowed moneys in excess of $750,000 in any one year other than Loans from Lender except obligations now existing as shown in the financial statement dated December 30, 2000, excluding those obligations being refinanced by Lender, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due;

      6.5 LIENS, ENCUMBRANCES AND NEGATIVE PLEDGE. Except for Permitted Liens, create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, Lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Lender's favor and other than liens agreed to in writing by Lender. In addition Borrower shall not enter into any agreement with a third party by which Borrower places an additional negative pledge on its assets or promises not to hypothecate or transfer said assets. Borrower acknowledges and agrees that assets shall include, without limitation, Intellectual Property Rights;

      6.6 LOANS, INVESTMENTS, SECONDARY LIABILITIES. Except for Permitted Investments, directly or indirectly make any loans or advances to any Person or other entity except loans to employees (which shall be limited to $300,000 per employee, and $2,000,000 in aggregate) and or loans to employees from time to time to facilitate exercise of stock options which Borrower may have granted to them, other than in the ordinary and normal course of its business as now conducted, or directly or indirectly make any capital contribution to, or acquire, own or make any investment in the securities of, any person; directly or indirectly guarantee or otherwise become liable upon the obligation of any person, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business as now conducted;

      6.7 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same, other than: (a) transfers of Inventory in the ordinary course of Borrower's business; (b) transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (c) transfers of surplus, worn-out or obsolete Equipment; or (d) other assets not in excess of i.) $ $500,000 per calendar year if for non-Intellectual Property Rights assets, and ii.) $2,000,000 per calendar year if for any Intellectual Property Rights (e.g. patent portfolios);

      6.8 DISTRIBUTIONS; DIVIDENDS. Make any distribution or declare or pay any dividend on any of its Stock now outstanding or hereafter issued or purchase, redeem or retire any of such Stock other than in dividends or distributions payable in Borrower's Stock, except for the repurchase of Borrower's Stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of service to Borrower;

      6.9 SUBORDINATED LIABILITIES. Make any payments of interest or principal on any Subordinated Debt, other than regularly scheduled payments of in accordance with the provisions of any subordination agreement executed by Lender and the subordinated debt holder, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender's prior written consent;

      6.10 TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Subsidiary or Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.    FINANCIAL COVENANTS

Borrower agrees that until the full and final payment of the Obligations and so long as Lender has any obligation to extend credit to Borrower, and unless Lender shall otherwise consent in writing, Borrower shall not fail to comply with the following:

      7.1 QUICK RATIO. Maintain on a quarterly basis a consolidated quick ratio of cash and accounts receivable to current liabilities (including all amounts due to stockholders, officers and Affiliates and contingent liabilities represented by standby letters of credit issued and outstanding) of at least 1.25:1.00;

      7.2 TANGIBLE NET WORTH. Maintain on a monthly basis a consolidated Tangible Net Worth of not less than $35,000,000;

      7.3 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Maintain on a monthly basis a consolidated ratio of total liabilities to Tangible Net Worth of not greater than 0.75:1.00;

      7.4 DEBT COVERAGE RATIO. Maintain quarterly on a rolling 4-quarter basis, starting with the four quarters ending December 31, 2000, a consolidated Debt Coverage Ratio of not less than 1.25:1.00;

      7.5 PROFITABILITY. Maintain on a consolidated basis net profit after taxes of at least (a) $1.00 on a quarterly basis, and (b) $500,000 on an annual basis;

      7.6 CAPITAL EXPENDITURES. Make or incur obligations for fixed or capital assets, which includes purchase money indebtedness or capital lease obligations in excess of $25,000,000 from the date hereof until December 31, 2001, or in any single fiscal year thereafter;

      7.7 CASH AND EQUIVALENTS. Maintain on a monthly basis a minimum amount of cash and cash equivalents of not less than $5,000,000.

8.    EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Lender's option, terminate Lender's commitment after the applicable cure period, to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Lender immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

      8.1 FAILURE TO PAY. Failure to pay any installment of principal or of interest on the Obligations or any other amount payable hereunder or under any other Loan Document within 10 days of the due date thereof;

      8.2 BREACH OF NEGATIVE OR FINANCIAL COVENANTS. Failure of Borrower or any Guarantor to observe or perform any term or condition set forth in Article 6 or
Article 7 hereof and such failure continues for 10 days after such breach;

      8.3 BREACH OF OTHER COVENANTS. Failure of Borrower or any Guarantor to observe or perform any term or condition of this Agreement, instrument or agreement with or in favor of Lender entered into by or binding upon Borrower (other than those terms and conditions described in Sections 8.1 and 8.2 hereof), and such failure continues for 15 days after the earlier of (a) Borrower's discovery of such failure and (b) Lender's dispatch of notice to Borrower of such failure;

      8.4 BREACH OF WARRANTY. Any of Borrower's or any Guarantor's representations or warranties made herein or in any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect, or if any such representation, warranty, statement or certification is withdrawn;

      8.5 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower or any Guarantor shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business;

      8.6 JUDGMENTS, ATTACHMENTS. Any money judgment in excess of $100,000, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any

Guarantor or any of its assets and shall remain unsatisfied, unvacated, unbonded or unstayed for a period of 15 days or in any event later than 5 days prior to the date of any proposed sale thereunder;

      8.7 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any Guarantor and, if instituted against it, shall not be dismissed within 30 days thereafter;

      8.8 SECURITY INTEREST. This Agreement or any other Loan Document ceases to be in full force and effect (including the failure of this Agreement or any other Loan Document to create a valid and perfected security interest or lien on the Collateral) at any time and for any reason;

      8.9 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business;

      8.10 MATERIAL ADVERSE CHANGE. No event that has resulted or could reasonably be expected to result in a Material Adverse Change shall have occurred, as determined by Lender after reasonable efforts by Lender to discuss the matter with Borrower;

      8.11 OTHER DEFAULTS. Borrower or any Guarantor shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money, and such event of default continues for 15 days.

9.    LENDER'S RIGHTS AND REMEDIES

      9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in
Section 8.7, all Obligations shall become immediately due and payable without any action by Lender;

            9.1.2 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrower and Lender; provided, however, that Lender shall have no duty to make advances while any Event of Default exists notwithstanding any cure period provided for herein;

            9.1.3 Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

            9.1.4 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

            9.1.5 Without notice to or demand upon Borrower or any guarantor, make such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to deliver or make available to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating thereto as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            9.1.6 Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

            9.1.7 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate; provided, however, that Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

            9.1.8 Lender may credit bid and purchase at any public sale;

            9.1.9 To the extent permitted by applicable law, Lender may have a receiver appointed as a matter of right, who may be an employee of Lender and may serve without bond, and all fees of such receiver and his or her attorney shall become part of the Obligations secured by this Agreement and payable from the disposition of the Collateral, payable upon demand with interest at the rate applicable to Loans hereunder until repaid; and

            9.1.10 Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by Borrower.

      9.2 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's designated officers, employees or agents) as Borrower's true and lawful attorney to, upon the occurrence and during the continuance of an Event of Default: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided, however, that Lender or any of its designees or attorneys-in-fact may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 2.3, and to do any and all things necessary in the name and on behalf of Borrower in order to perfect, or continue the perfection of, Lender's security interests in the Collateral, regardless of whether an Event of Default has occurred or is continuing. Borrower agrees that neither Lender, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 9.2, other than as a result of its or their gross negligence or willful misconduct. The appointment of Lender as Borrower's attorney-in-fact and each and every one of Lender's rights and powers granted under this Section 9.2, being coupled with an interest, shall be irrevocable until all of the Obligations have been indefeasibly paid in full, Lender's obligation to provide advances hereunder has been terminated, and all Borrower's duties hereunder have been performed in full.

      9.3 ACCOUNTS COLLECTION. At any time during the occurrence and continuance of an Event of Default hereunder, Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender's trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

      9.4 PAYMENT OF EXPENSES BY LENDER. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in
Section 5.3 hereof, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall be immediately due and payable, and shall bear interest at the rate applicable to the Loans from time to time, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

      9.5 NO OBLIGATION TO PURSUE OTHERS. Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Lender may release, modify or waive any collateral provided by any other Person as security for the Obligations or any portion thereof, all without affecting Lender's rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

      9.6 COMPLIANCE WITH OTHER LAWS. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

      9.7 WARRANTIES. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

      9.8 SALES ON CREDIT. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

      9.9 NO MARSHALING. Lender shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of the Obligations or any other obligation owed to Lender by Borrower or any other Person.

      9.10 GOVERNMENT CONSENTS. Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any federal, state, local or other governmental authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

      9.11 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

      9.12 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative and not alternative. Lender shall have all other rights, powers and remedies not inconsistent herewith as provided under the Code, by law, or in equity against Borrower or any other person, including but not limited to Lender's rights of setoff or banker's lien. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

      9.13 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

10.   MISCELLANEOUS PROVISIONS

      10.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Lender or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note(s) issued in connection with a

Loan that Lender may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      10.2 AMENDMENTS AND MODIFICATIONS. This Agreement may be modified only by a writing signed by all parties hereto.

      10.3 CONSTRUCTION, INTERPRETATION.

            10.3.1 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            10.3.2 Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. All accounting terms shall have the meanings applied under GAAP unless otherwise specified. All section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

      10.4 CUMULATIVE EFFECT, CONFLICT OF TERMS. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      10.5 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, together with the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes amends and restates in full any prior agreements, written or oral, with respect thereto.

      10.6 LENDER'S EXPENSES AND ATTORNEY'S FEES. If, at any time or times regardless of whether an Event of Default then exists, Lender pays or incurs legal or accounting expenses or any other costs or expenses in connection with
(a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, (b) the administration of this Agreement or any of the other Loan Documents and the transactions or the Collateral contemplated hereby and thereby, (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs, (d) any attempt to enforce any rights of Lender against Borrower, any Guarantor, or any other person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, whether or not suit is filed, or (e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, then all such reasonable legal and accounting expenses (including all reasonable attorneys' fees) together with all other reasonable costs and expenses of Lender shall be payable by Borrower without demand after notice, and Borrower shall promptly pay all such amounts payable to Lender under this Section 10.6, and all such amounts shall be secured by the Collateral and shall bear interest from the date of such notice until paid in full at the rate applicable to the Loans from time to time. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

      10.7 INUREMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment to an equally rated and bona fide financial institution. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

      10.8 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Lender in connection therewith shall be governed by and construed according to the internal laws of the State of California, except to the extent that the Code provides for the application of the laws of another state.

      10.9 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

      10.10 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

      10.11 REFERENCE PROVISION.

            10.11.1 Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Lender or any note executed by Borrower in favor of Lender or any other agreement or instrument issued in favor of Lender by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within 30 days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), shall be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or the County in which the Obligations are payable to Lender if none (the "Court"). The referee shall be a retired judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within 45 days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter FOR hearing within 60 days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within 90 days of the Claim Date. Any decision rendered by the referee shall be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after 30 days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing or trial. All discovery permitted by this Agreement shall be completed no later than 15 days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon 14 days written notice, and request for production or inspection of documents shall be responded to within 20 days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Court is empowered to issue temporary or provisional remedies, as appropriate.

            10.11.2 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

            10.11.3 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the state of California shall be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary or provisional remedies and to enter equitable orders that shall be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

            10.11.4 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described shall be resolved and determined by arbitration. The arbitration shall be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through
Section 1294.2 of the CCP as amENDED FROM time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

11. NOTICES. All notices, requests and other communications hereunder shall be in written form (including bank wire, telegram, facsimile, telex, or similar writing) and shall be given to the party to whom addressed, at its address, facsimile or telex number set forth below, or such other address, facsimile or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by facsimile, telex or other electronic means, when such communication is transmitted to the address specified below and the appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the United States mail with postage prepaid by registered or certified mail, return receipt requested, address as aforesaid or (iii) if given by any other means, when addressed at the address specified below. All notices given by telex, facsimile or other electronic means shall be confirmed in writing as promptly as practicable.

    If to Borrower:          FormFactor, Inc.
                             2140 Research Drive
                             Livermore, CA   94550
                             Attention:  Jens Meyerhoff
                             Facsimile No:  925 294-4067

    If to Lender:            Imperial Bank, a Comerica Incorporated company
                             9920 So. La Cienega Blvd., Suite 628
                             Inglewood, California  90301
                             Attention:  Loan Services
                             Facsimile No. (310) 417-5444 or (310) 338-6110

    With copy to:            Imperial Bank East Bay Regional Office
                             1131 N. California Blvd.
                             Suite 400
                             Walnut Creek, CA  94596-9504
                             Attention:  Randy Bauder, Senior Vice President
                             Facsimile No. (925) 941-1999

This Agreement is duly executed on behalf of each of the parties hereto by duly authorized officers as of the date first above written.

IMPERIAL BANK,                                 FORMFACTOR, INC.,
a California corporation                       a Delaware corporation


X     /s/ Randy L. Bauder                      X     /s/ Jens Meyerhoff
      -----------------------------                  ---------------------------
By:      Randy L. Bauder                       By:     Jens Meyerhoff
       ----------------------------                   --------------------------
Title:   Senior Vice President                 Title:  CFO
       ----------------------------                   --------------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS


When used in the Amended and Restated Loan and Security Agreement dated as of March 20, 2001, by and between Imperial Bank, a California banking corporation and FormFactor, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Accounts - all presently existing and hereafter arising accounts, accounts receivable, contract rights and other forms of monetary obligations and receivables (including healthcare receivables) owing to Borrower, and any credit insurance, guaranties, or security therefor, irrespective of whether earned by performance.

Affiliate - with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director, officer or partner of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Schedules and Exhibits thereto, and this Appendix A.

Bankruptcy Code - the United States Bankruptcy Code (11 U.S.C.Section 101 et seq.), as amended, and any successor statute.

Borrower's Books - means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

Business Day - any day that is not a Saturday, Sunday, or other day on which banks in the State of California, Arizona, Colorado or Washington are authorized or required to close.

Chattel Paper - all chattel paper (including tangible chattel paper and electronic chattel paper) (as such terms are defined in the Code).

Closing Date - the date of the making of the initial Loan under the Agreement.

Code - the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001. Any and all terms used in the Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

Collateral - all of Borrower's right, title, and interest in and to each of the following in which Borrower now has rights or hereafter acquires right:

1.    the Accounts,

2.    Borrower's Books,

3.    the Deposit Accounts,

4.    the Equipment,

5.    the General Intangibles,

6.    the Inventory,

7.    the Investment Property,

8.    the Letter of Credit Rights,

9.    the Negotiable Collateral,

10.   the Supporting Obligations,

11. any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

12. the proceeds and products , whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Letter of Credit Rights, Negotiable Collateral, Real Property, Supporting Obligations, money, deposit accounts, or other tangible and intangible property received or receivable from the sale, exchange, collection, lease, license, use or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Notwithstanding the foregoing, Collateral does not include: (i) leasehold interests as a lessee or sublessee under real property leases or subleases; (ii) leasehold interests as a lessee under an equipment lease or loan, or equipment subject to a lease or loan unless and to the extent permitted by the applicable contractual arrangement; (iii) interests as a licensee under software or other intellectual property right subleases unless and to the extent permitted by the applicable contractual arrangement; or (iv) Intellectual Property Rights.

Debt Coverage Ratio - net profit after taxes plus depreciation and amortization, divided by current portion of long term debt, plus the current amount due on all capital leases. This ratio to be measured on a rolling 4-quarter basis, starting with the 4 quarters ending December 30, 2000.

Deposit Account - any demand, time, savings, passbook or similar account now or hereafter maintained by or for the benefit of Borrower with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

Documents - any and all documents and documents of title, including documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Borrower, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Borrower for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

Equipment - all of Borrower's machinery, machine tools, apparatus, motors, equipment, fittings, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (including software imbedded in such goods) and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories, and special tools, and all increases and accessions thereto and substitutions and replacements therefor.

GAAP - generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

General Intangibles - all of Borrower's present and future general intangibles and other personal property (including payment intangibles, electronic Chattel Paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, software, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Intellectual Property and Negotiable Collateral.

Guarantor - means, jointly and severally, individually and collectively, each Person that from time to time enters into a continuing guaranty of the obligations of Borrower to Lender.

Indebtedness - all (a) obligations of Borrower for borrowed money, (b) obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) obligations of Borrower under capital leases, (d) obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

Insolvency Proceeding - any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

Instruments - any and all negotiable instruments, and every other writing which evidences a right to the payment of a monetary obligation, in each case whether now existing or hereafter acquired.
Intellectual Property Rights - any inventions (patentable or otherwise), patents, trademarks, copyrights, trade secrets or other intellectual property rights, and any licenses in or to the same.

Inventory - all of Borrower's goods (including software imbedded in such goods), merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's business, and shall include any returns or repossessions thereof and all property rights, patents, copyrights, trademarks, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

Investment Property - any and all of Borrower's presently existing and hereafter acquired investment property (as defined in the Code).

Letter of Credit Rights - any and all of Borrower's presently existing and hereafter acquired letter of credit rights (as defined in the Code).

LIBOR Addendum - the LIBOR Addendum attached to each applicable promissory note evidencing the Loans, in the form attached hereto as Schedule A.

Lien - any lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and any agreement to grant any lien or security interest.

Loan Documents - the Agreement, all promissory note(s) executed by Borrower in favor of Lender, any security agreements, guaranties, mortgages, deeds of trust, environmental agreements, executed by Borrower with or in favor of Lender, and any other instruments, documents, or agreements entered into, now or in the future by Borrower in connection therewith.

Loans - all loans and advances of any kind made by Lender to Borrower pursuant to the Agreement.

Long Term Debt - as of any date of determination, all debts and other obligations of Borrower for borrowed money and all renewals or extensions thereof whose remaining term exceeds 1 year.

Material Adverse Change - a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, any Subsidiary or Affiliate of Borrower,
(b) the ability of Borrower, any Subsidiary or Affiliate of

Borrower, to perform its obligations under the Loan Documents to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral,
(c) the value of the Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral (d) the validity or enforceability of this Agreement, the other Loan Documents, or the rights and remedies of Lender hereunder or thereunder, or (e) the priority of Lender's liens with respect to the Collateral.

Maturity Date - April 30, 2002.

Maximum Revolving Amount - US$12,000,000.

Negotiable Collateral - all of Borrower's present and future letters of credit, advises of credit, certificates of deposit, notes, drafts, money, Instruments, Documents, and tangible Chattel Paper.

Obligations - all Loans, advances, debt, principal, interest, fees, expenses, costs and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, together with all guaranties, covenants and duties owing by Borrower to Lender of any kind or description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any interest, fees, expenses, costs and other amounts owed to Lender that but for the provisions of the Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

Permitted Indebtedness - all: (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in writing; (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; and (d) Subordinated Debt.

Permitted Investments - all: (a) investments existing on the Closing Date disclosed in writing; and (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service,
(iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender and/or (iv) Lender's money market accounts, and such investments that Borrower's Board of Directors shall permit as defined in the investment policy as duly adopted by such Board, from time to time.

Permitted Liens - any: (a) any Liens existing on the Closing Date and disclosed in writing or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests; (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired and improvements and additions thereto, and the proceeds of such Equipment to the extent that the acquisition of such Equipment is permitted under Section 7.6; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

Person - any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

Real Property - means any estates or interests in real property now owned or hereafter acquired by Borrower.

Stock - means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

Subsidiary - of a Person means any corporation, partnership, limited liability company, or other entity in which (i) any general partnership interest or (ii) more than 50% of the Stock of which by the terms thereof having ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

Supporting Obligations - any and all of Borrower's presently existing and hereafter acquired supporting obligations (as defined in the Code).

Tangible Net Worth - as of any date of determination, the sum of Borrower's total stockholder's equity, less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and Affiliates.

                                  EXHIBIT 5.5.3


                             COMPLIANCE CERTIFICATE




To:   IMPERIAL BANK
1331 N. California Blvd. Suite 400
Walnut Creek, CA 94596-9504

Attn.:      Randy L. Bauder, Senior Vice President

This Compliance Certificate is given pursuant to Section 5.5.3 of that certain Amended and Restated Loan and Security Agreement, dated as of March 20, 2001 (the "Agreement"), by and among FormFactor, Inc. "Borrower"), and IMPERIAL BANK, a California banking corporation. All initially capitalized terms used but not defined in this Compliance Certificate shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    He/She is the duly elected ____________________________ of Borrower;

2. He/She reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition of Borrowers during the accounting period covered by the attached financial statements;

3. Based on the examination described in Paragraph (2) above, Borrower has performed and observed each and every covenant contained in the Agreement to be performed or observed by it;

4. The examinations described in Paragraph (2) above did not disclose, and he/she has no knowledge of, the existence of any condition or the occurrence of any event that constitutes, or that upon the lapse of time or upon the giving of notice and the lapse of any time specified therefor shall constitute, an Event of Default during, or at the end of, the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

5. Schedule 1 attached hereto and incorporated herein by this reference sets forth financial data and computations evidencing Borrowers' compliance with those covenants set forth in Sections 7.1 through 7.7 of the Agreement, all of which data and computations are to the best of my knowledge, true, complete and correct.

                                         FORMFACTOR, INC.


                                         By:   ________________________________
                                         Title:________________________________

                              FIRST MODIFICATION TO
                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This First Modification to Second Amended and Restated Loan and Security Loan Agreement (this `Modification') is entered into by and between FORMFACTOR, INC. ("Borrower") and IMPERIAL BANK ("Bank") as of this 17th day of September, 2001, at Inglewood, California.

                                    RECITALS

      This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

      Bank and Borrower previously entered into a Second Amended and Restated Loan and Security Agreement dated March 20, 2001. The Second Amended and Restated Loan and Security Agreement shall be referred to herein as the "Agreement."

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT

      1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

      2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

      Section 7.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "7.5 LIMITATION ON LOSSES. Not to incur on a consolidated basis, a net loss after taxes of more than (a) $1,500,000 for the fiscal quarter ending September 30, 2001; (b) $1,000,000 for the fiscal quarter ending December 31, 2001; and (c) $1,400,000 for each fiscal year end."

      3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

      4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

      IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

FORMFACTOR, INC.                                IMPERIAL BANK

By: /s/ JENS MEYERHOFF                          By: /s/ RANDY L. BAUDER
   -------------------------                       -------------------------
Title: CFO                                          Randy L. Bauder
      ----------------------                        Senior Vice President






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